GSB FINANCIAL
                                   CORPORATION
                             One South Church Street
                             Goshen, New York 10924
                                 (914) 294-6151



                                December 28, 1998



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of GSB Financial Corporation (the "Company"), we cordially invite you to attend our Annual Meeting of Stockholders of the Company. The meeting will be held at 4:00 p.m., New York time, on January 27, 1999 at the main office of Goshen Savings Bank, One South Church Street, Goshen, New York 10924.

     At the meeting, stockholders will be asked to elect one director to serve for a three year term and to ratify the appointment of auditors. The Board of Directors has nominated Stephen O. Hopkins to serve for a three year term. We urge you to exercise your rights as a stockholder to vote and participate in this process. Your Board of Directors unanimously recommends that you vote "For" the director nominated by the Board and the other proposal.

     Please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. We encourage you to return the proxy card even if you plan to attend the meeting. This will save the Company the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting.



                                             Sincerely,



                                             Thomas V. Guarino
                                             Chairman of the Board

                            GSB Financial Corporation
                             One South Church Street
                             Goshen, New York 10924
                                 (914) 294-6151

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

                         To be Held on January 27, 1999


     Please take notice that the Annual Meeting of Stockholders (the "Meeting") of GSB Financial Corporation (the "Company") will be held at 4:00 p.m., New York time, on January 27, 1999 at the main office of Goshen Savings Bank, One South Church Street, Goshen, New York 10924.

     A Proxy Card and a Proxy Statement for the Meeting are included with this notice.

     The  Meeting is for the  purpose of  considering  and acting  upon:

     1. The election of one director to serve for a three year term and until his successor has been duly elected and qualified;

     2. The ratification of the appointment of Nugent & Haeussler, P.C. as auditors for the Company for the fiscal year ending December 31, 1999; and

     3. Such other matters as may properly come before the Meeting or any adjournments. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on these proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 16, 1998 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments.

     Please complete and sign the enclosed form of proxy and mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                       BY ORDER OF THE BOARD OF DIRECTORS

Goshen, New York
December 28, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF ADDRESSED
ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                                   ----------

                            GSB FINANCIAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                                January 27, 1999

                                   ----------


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of GSB Financial Corporation (the "Company"), the parent company of Goshen Savings Bank (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Bank, One South Church Street, Goshen, New York 10924 on January 27, 1999, at 4:00 p.m., New York time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about December 28, 1998.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of one director for a three year term and to ratify the appointment of Nugent & Haeussler, P.C. as the auditors of the Company for the fiscal year ending December 31, 1999. The Board of Directors has fixed December 16, 1998 as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 2,170,450 shares of Common Stock, par value $.01 per share, issued and outstanding.

Vote Required and Proxy Information

     Each share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), is entitled to one vote on each matter to come before the Meeting. Directors are elected by a plurality of the votes cast at the Meeting. There is no cumulative voting in the election of directors. The ratification of the appointment of Nugent & Haeussler, P.C. requires the affirmative vote of a majority of the votes cast. Properly executed proxies in the form solicited by the Board of Directors which are received prior to or at the Meeting, and not revoked, will be voted as marked on the proxy card. If no instructions are indicated, such proxies, if signed and returned, will be voted in favor of the election of the nominee named below and in favor of the ratification of the appointment of auditors. The Company does not know of any matters, other than those described in this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, including the adjournment of the Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

     Proxies marked to abstain with respect to any matter and broker non-vote will not affect the vote on the election of the director or the ratification of the appointment of auditors. One-third of the shares of the Company's Common Stock, present in person or represented by proxy, constitutes a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted as present for determining a quorum.

     Stockholders may revoke their proxies by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy must be delivered to Barbara A. Carr, Corporate Secretary, GSB Financial Corporation, One South Church Street, Goshen, New York 10924. The Company must actually receive the revocation before the proxy is voted in order for the revocation to be valid.

     In order for a stockholder to nominate a person to the Board of Directors or bring any other proposal to a vote at any annual stockholders' meeting, the stockholder must provide written notice to the Secretary of the Company identifying the proposed nominee or proposal. The notice of nomination, or notice of any other proposal which a stockholder may bring before an annual meeting, must set forth the name of each person such stockholder proposes to nominate for director or a brief description of the proposal, the name and address of the stockholder, the number of shares of common stock owned by such stockholder, any material interest of such stockholder in such business and all other information required under the Securities and Exchange Act of 1934 and the bylaws of the Company. The Company must receive the notice at least 90 days prior to an annual meeting, provided, however, for any annual meeting held in more than 30 days in advance of the anniversary of the prior annual meeting, the notice must be received not later than the close of business on the tenth calendar day after the notice of the meeting is first mailed to stockholders or publicly announced. The Company must receive the notice at its principal executive offices, One South Church Street, Goshen, New York, 10924, Attention:
Barbara A. Carr, Corporate Secretary.

                        PROPOSAL I -ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of six members. Richard C. Durland, Executive Vice President, Treasurer and a director of the Company, has retired as an officer and a director effective December 31, 1998. The Board of Directors has amended the bylaws to reduce the size of the Board of Directors to six directors in connection with Mr. Durland's resignation. The Board of Directors is divided into three classes and the Company's bylaws provide that directors are elected for staggered three-year terms. One director will be elected at the 1999 Annual Meeting to hold office until the Annual
Meeting of Stockholders in the year 2002 and until his successor has been elected and qualified or until he is removed or replaced. Stephen O. Hopkins has been nominated by the Board of Directors for election. He has consented to being named in this proxy statement and to serve if elected. If he becomes unavailable for election for any presently unforeseen reason, the persons authorized to cast the votes represented by the enclosed proxy will have the right to use their discretion to vote for a substitute.

                       INFORMATION CONCERNING THE BOARD OF
                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information, as of September 30, 1998, with respect to the nominee for director, directors continuing in office and executive officers. There are no arrangements or understandings pursuant to which any director was selected to serve as such, and there are no family relationships between any directors or executive officers of the Company. All directors and nominees have been directors of the Company since it was formed in March 1997.

Director Nominated For a Term Expiring In 2002


                                                                                Term as Director
Name and Age                  Position With the Company and the Bank                 Expires
------------                  --------------------------------------            ----------------
Stephen O. Hopkins, 60        Director of the Company and the Bank                    1999

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT STOCKHOLDERS VOTE IN FAVOR OF MR. HOPKINS

Directors Whose Terms Will Continue Beyond The Meeting

                                                                                Term as Director
Name and Age                  Position With the Company and the Bank                 Expires
------------                  --------------------------------------            ----------------
Gene J. Gengel, 57            Director of the Company and the Bank                    2001

Clifford E. Kelsey, Jr., 66   Director, President and Chief Executive                 2000
                              Officer of the Company and the Bank

Roy L. Lippincott, 58         Director of the Company and the Bank                    2000

Herbert C. Mueller, 71        Director of the Company and the Bank                    2000

Thomas V. Guarino, 45         Director of the Company and the Bank                    2001


Board of Directors - Biographical Information

     Business experience for the directors listed below comprises experience for at least the past five years.

     Clifford E. Kelsey, Jr. served as the President and Chief Executive Officer of the Bank from April 1973 until December 31,1998, and continues to serve, since 1973, as a director of the Bank. Mr. Kelsey was involved in the financial institutions industry for more than 30 years. He served as President and Chief Executive Officer of the Company from its inception through December 31, 1998 and remains a director of the Company. He also has served as a director of the Institutional Investors Capital Appreciation Fund, Inc., the Arden Hill Hospital, the Arden Hill Life Care Center and the Arden Hill Life Care Retirement Community since 1994.

     Gene J. Gengel has been a director of the Bank since 1995. Mr. Gengel is the Executive Director of the Orange County Cerebral Palsy Association Rehabilitation Center, a position he has held since 1992. From 1965 to 1992, Mr. Gengel held various management positions in the telephone industry including General Manager of the Highland Telephone Company, a subsidiary of the Rochester Telephone Corporation. Mr. Gengel is a member of the Goshen Rotary Club and the Elks Club. He has been recognized as a Professional in Human Resources by the Society for Human Resources Management and has completed the Cornell certificate program in Collective Bargaining.

     Thomas V. Guarino has been a director of the Bank since 1996 and Chairman of the Board of Directors of Company since April 1998. Mr. Guarino is the President and Senior Portfolio Manager of the Hudson Valley Investment Advisors, Inc., an investment management and advisory company, a position he has held since 1995. Prior to that, he had been, since 1988, a Vice President of Fleet Investment Advisors, Inc. and was Vice President in charge of investments of Norstar Bank of the Hudson Valley from 1981 to 1988. Mr. Guarino was an Adjunct Assistant Professor of finance for Orange County Community College from 1983 until 1995. He has served as the past president of the Goshen Rotary Club, the Mid-Hudson Chapter of the American Institute of Banking and the Hudson Valley Estate Planning Council. Mr. Guarino also serves as a trustee of the Goshen Rotary Scholarship Foundation, Inc. Mr. Guarino was elected President of the Bank, effective January 1, 1999, to satisfy regulatory requirements that the Bank have a person with that title.

     Stephen O. Hopkins has been a director of the Bank since 1980. Mr. Hopkins has been the regional representative for the R.D. Murray Fire Apparatus Company since May 1997 and S.V.I. Trucks since 1992, supplying fire and rescue apparatus to fire stations. From 1981 to 1983, Mr. Hopkins served as the President of the Cataract Engine & Hose Co. He has been the Town Supervisor for the Town of Goshen since 1996. Mr. Hopkins served as the Mayor of the Village of Goshen from 1983 until 1989 and as the chief of the Goshen Fire District from 1975 to 1978.

     Roy L. Lippincott has been a director of the Bank since 1978. Mr. Lippincott, now retired, was the President of Lippincott Funeral Chapel, Inc. in Goshen, New York, and from 1981 until 1996 he was President of Lippincott Funeral Home Inc. in Chester, New York. From 1971 until 1996, Mr. Lippincott was President of Ralston Lippincott Hasbrouck Ingrasia Funeral Home, Inc. located in Middletown, New York. Mr. Lippincott served as the Orange County Coroner from 1971 until 1985.

     Herbert C. Mueller has been a director of the Bank since 1973. Dr. Mueller is a retired veterinarian, past owner of the Orange County Veterinary Hospital and past president of the Hudson Valley Veterinary Association. He also serves as the Treasurer and director of the Black Meadow Club, a local hunting club. Dr. Mueller served in the 11th Airborne Division from 1946 to 1947.

Executive Officers Who Are Not Directors

     Executive officers are elected for one year terms and serve at the pleasure of the Board of Directors. Provided below is certain information regarding the executive officers of the Company and the Bank who are not directors.

     Stephen W. Dederick joined the Bank in February 1997 as its Senior Vice President and Chief Financial Officer. Mr. Dederick also serves as Chief Financial Officer and Treasurer of the Company and, at January 1, 1999, will also become Treasurer of the Bank. Prior to joining the Bank, he was the Vice President and Controller of MSB Bank, where he also served on the Asset/Liability Committee and the Investment Committee. Mr. Dederick joined MSB Bank in 1985. He is active in scouting and is a member and past treasurer of the Pine Bush Lions Club.

     Rolland B. Peacock, III joined the Bank in March 1998 as its Senior Vice President. Prior to joining the Bank, he was a Vice President with Albank Commercial and thereafter with Key Bank, serving in a variety of positions at such institutions over a period of 25 years, including commercial lending, branch administration, business development and human resources. He is Chairman of the Board of Trustees of the Arden Hill Foundation and a trustee of Arden Hill Hospital. Mr. Peacock is also a Vice President and member of the Executive Committee of the Hudson Valley Boy Scout Council, a trustee of McQuade Family Services, a member of the Goshen Rotary Club and active in the Chamber of Commerce of Orange County.

     Barbara A. Carr has served as the Bank's Assistant Vice President and Senior Mortgage Officer since 1998. Ms. Carr joined the Bank in 1976 and has served in various capacities since that time including Teller, Auditor, Mortgage Officer, Secretary and Assistant Vice President. She serves as a director of the Hudson Valley Association of Professional Mortgage Women, a member of the Mid-Hudson Valley Mortgage Banker's Association, and a volunteer counselor with the Cornell Cooperative Extension's Family Budget Counseling Program.

Meetings of the Board of Directors and Certain Committees

     The Company's Board of Directors held ten meetings during the 1998 fiscal year. Each of the directors of the Company is also a director of the Bank. The Board of Directors of the Company has a Compensation, Executive, Strategic Planning and Audit Committee. The entire Board of Directors acts as a nominating committee. The Bank has a Compensation Committee and an Examining Committee.

     The Compensation Committee. The Compensation Committee is responsible for compensation matters of the Company and is responsible for administering and making grants or awards under the Stock Option Plan and the Incentive Stock Award Plan (the "ISAP"). The committee also oversees the Company's Employee Stock Ownership Plan (the "ESOP").

     The Compensation Committee of the Bank consists of the same persons as the Compensation Committee of the Company, none of whom are salaried officers of the Company or the Bank. The committee is responsible for determining the compensation of executive officers and employees of the Bank. The committee of the Company met two times during the 1998 fiscal year, once in conjunction with the same committee of the Bank.

     The Executive Committee is comprised of all Board members and meets as necessary between meetings of the full Board of Directors and generally has the full authority of the Board. The committee met three times during the 1998 fiscal year.

     Strategic Planning Committee is compromised of all Board members and certain executive officers which met as necessary regarding matters affecting the future and goals of the Bank and the Company. The committee met 41 times during the 1998 fiscal year.

     The Audit Committee of the Company, which also serves as the audit committee of the Bank, consists of directors Mueller, Gengel and Guarino. The Audit Committee (i) recommends and maintains communications with the independent auditors; (ii) reviews the status of the annual audit; and (iii) supervises the Bank's internal auditor. The Committee met two times in fiscal 1998.

     Any stockholder desiring to suggest a nominee to the Board of Directors as a possible director should submit in writing a detailed resume of such person and a statement of such person's knowledge, expertise and experience in banking and financial matters. Stockholders of record may nominate candidates as directors, provided, however, that they must follow the procedural requirements discussed above under the caption "Vote Required and Proxy Information."

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 2,170,450 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of (i) those persons or entities known by management to own beneficially more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) during the fiscal year ended September 30, 1998 (the "Named Officers"); and (iv) all directors and executive officers of the Company and the Bank as a group. Information with respect to persons who own beneficially more than five percent of the Common Stock is based upon filings made pursuant to Section 13 of the Securities Exchange Act and other sources believed by the Company to be reliable.

                                              Shares Beneficially Owned at         Percent of
Beneficial Owner                                  December 16, 1998(1)              class(2)
----------------                              ----------------------------         ----------
GSB Financial Corporation
 Employee Stock Ownership Plan(3)                       179,860                       8.3%
One South Church Street
Goshen, NY 10924

Josiah T. Austin(4)                                     161,000                       7.4%
El Coronado Ranch
Star Route Box 395
Pearce, AZ 85625

Warwick Community Bancorp Inc.                          124,600                       5.7%
18 Oakland Avenue
Warwick, NY 10990

Gould Investors L.P.(5)                                 198,570                       9.1%
60 Cutter Mill Road, Suite 303
Great Neck, NY 11021

Clifford E. Kelsey, Jr., President
Chief Executive Officer and                              21,000(6)                     *
Director

----------

(1) The amount reported represents shares held directly, as well as shares allocated to its participants by the Company's Employee Stock Ownership Plan (the "ESOP"), and other shares with respect to which a person may be deemed to have sole voting and/or investment power. The table also includes 4,496 shares awarded to each non-employee director pursuant to the Company's Incentive Stock Award Plan (the "ISAP").

(2) Based upon 2,170,450 shares outstanding on the Record Date. An asterisk ("*") means less than 1%.

(3) Includes 8,993 shares allocated to ESOP participants. Of these allocated shares, 4,053 are allocated to executive officers and also included elsewhere in this table as appropriate. The trustee of the ESOP is Marine Midland Bank. Subject to the trustee's fiduciary responsibilities, the trustee will vote allocated shares as instructed by the applicable participant. The trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated in the same proportion as allocated shares for which voting instructions are received.

(4) Based upon a Rule 13d filing pursuant to the Exchange Act, which reflects that Josiah T. Austin has the sole voting power over 161,000 shares, including 17,000 shares in his own name and 144,000 shares owned by El Coronado Holdings, L.L.C. of which Mr. Austin is sole managing member.

(5) Shares are beneficially owned by an investment advisory limited partnership for investment purposes and are estimated based upon a Rule 13d filing pursuant to the Exchange Act and other publicly available information.

(6) Includes 5,000 shares owned by Mr. Kelsey's Individual Retirement Account ("IRA") and 6,000 ISAP shares. Mr. Kelsey retired as an officer effective December 31, 1998. He does, however, continue to be a director.

Richard C. Durland, Executive
Vice President, Treasurer  and                           11,000(7)                     *
Director

Gene J. Gengel, Director                                 12,839(8)                     *

Thomas V. Guarino, Director                              18,598(9)                     *

Stephen O. Hopkins, Director                              6,996(10)                    *

Roy L. Lippincott, Director                              19,496(11)                    *

Herbert C. Mueller, Director                             18,856(12)                    *

Directors and Executive officers
of the Company and the Bank,                            114,825(13)                   5.3%
as a group (12 persons)

Director Compensation

     Directors who are not employees of the Company or the Bank or any of their subsidiaries are paid a fee of $500 for each regular Board meeting and $300 for each committee meeting of the Company or the Bank. Each non-employee chairman of the various committees is paid a fee of $450 for each committee meeting. Directors are also eligible for participation in the Company's Stock Option Plan and ISAP.

Executive Compensation

     The following table sets forth information concerning the compensation paid to former President and Chief Executive Officer Clifford E. Kelsey, Jr. and former Executive Vice President Richard C. Durland, the only executive officers who each had a salary in excess of $100,000 for the 1998 fiscal year.

----------

(7) Includes 600 shares owned in Mr. Durland's name as custodian for one of his children, 400 shares owned directly by one of his children and 5,000 ISAP shares. Mr. Durland was an officer and director on the Record Date but has retired effective December 31, 1998.

(8) All shares are owned by Mr. Gengel's IRA.

(9) Includes 500 shares owned by Mr. Guarino's spouse and 2,000 shares owned by him as custodian for his children.

(10) Includes 2,000 shares owned by Mr. Hopkins' IRA.

(11) All shares are owned by a corporate profit sharing trust of which Mr. Lippincott is the trustee and the beneficiary.

(12) Includes 5,000 shares owned by Mr. Mueller's IRA and 6,860 shares owned by his spouse.

(13) Includes 4,053 ESOP shares allocated to executive officers and ISAP shares awarded but not yet vested which can be voted at the Meeting totaling 12,800 for executive officers and 22,480 for non-employee directors.

------------------------------------------------------------------------------------------------------------------------------------
                                                     Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Long-Term Compensation
                                           Annual Compensation                                   Awards
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Options/Stock
                                                                                     Restricted      Appreciation
   Name and Principal      Fiscal                               Other Annual           Stock            Rights          All Other
        Position            Year      Salary($)    Bonus($)   Compensation($)(1)    Awarded($)(2)   ("SARs")(#)(3)   Compensation(4)
------------------------------------------------------------------------------------------------------------------------------------
Clifford E. Kelsey, Jr.,    1998      $134,266      None           None                $74,880          15,000           $6,120
President and Chief
Executive Officer

                            1997      $129,611      None           None                   None            None           $5,712
                            1996      $123,610      None           None                   None            None           $4,717
------------------------------------------------------------------------------------------------------------------------------------
Richard C. Durland          1998      $101,485      None           None                $62,400          12,000           $3,334
Executive Vice
President and               1997      $ 99,190      None           None                   None            None           $3,238
Director
                            1996      $ 94,246      None           None                   None            None           $3,058
------------------------------------------------------------------------------------------------------------------------------------

Compensation Committee Report on Executive Compensation

     In fulfillment of Securities and Exchange Commission's requirements for disclosure in proxy materials of the Compensation Committee Report on Executive Compensation Committee's policies regarding compensation of executive officers, the Committee has prepared the following report for inclusion in this proxy statement.

     General Policy Considerations. The Board of Directors of the Bank has delegated to its Compensation Committee the responsibility and authority to oversee the general compensation policies of the Bank and to establish compensation plans and specific compensation levels for executive officers. The Compensation Committee of the Company has been delegated the responsibility and authority to oversee implementation of, and approve grants and awards under, the Company's Stock Option Plan and the Company's ISAP. Both committees consist of all the non-officer directors so decisions of the two committees should be viewed together, and for the purposes of this discussion they will be referred to as the Compensation Committee.

----------

(1)  Neither  Mr.  Kelsey  or  Mr.  Durland  received   additional  benefits  or
perquisites which in the aggregate exceeded the lesser of $50,000 or 10% of his respective salary and bonus for the fiscal year.

(2) On September 30, 1998, Mr. Kelsey had 6,000 shares of restricted stock with a value of $74,880 and Mr. Durland had 5,000 shares with a value of $62,400, based upon a market price of $12.48 on that date. The shares awarded to Msrs. Kelsey and Durland will vest 20% on February 25, 1999e and an equal amount will vest on the same date on each of 2000, 2001, 2002 and 2003.

(3) Pursuant to the Stock Option Plan, the Company granted Mr. Kelsey and Mr. Durland on February 25, 1998, options to purchase 15,000 and 12,000 shares, respectively, of common stock. None of such options were vested at September 30, 1998, nor will any options vest on the Record Date or within 60 days thereafter.

(4) Amount includes the Company's matching contribution accrued to Mr. Kelsey's accounts under the Bank's 401(k) Plan of $4,028, $5,712 and $4,717 and life insurance premiums of $2,092, $199 and $211 for the 1998, 1997 and 1996 fiscal years, respectively. Mr. Durland receive 401(k) contributions of $3,045, $2,976 and $2,827 and life insurance premiums of $289, $262 and $231 for the 1998, 1997 and 1996 fiscal years, respectively.

     The Compensation Committee has developed an executive compensation policy designed to: (i) offer competitive compensation to attract, motivate, retain and reward executive officers who are crucial to the long-term success of the Company; and (ii) encourage decision-making that maximizes long-term stockholder value. The Compensation Committee seeks to consider a multitude of factors in establishing appropriate levels of compensation for executive officers, with no one factor clearly overshadowing all the others. The overall determination is based upon the subjective judgment of the committee members.

     The compensation package provided to the executive officers of the Bank is composed principally of base salary. The executive officers of the Bank are also eligible for awards and grants under the Stock Option Plan and the ISAP. The ISAP also provides employees and officers, with an additional equity-based incentive to maximize long-term shareholder value. The Compensation Committee considers it important to use stock-based compensation as a significant incentive as a component of an officer's total compensation package.

     The Compensation Committee considers multiple factors in determining executive compensation, some related to the specific work performed and expected of the officer and others related to the Company, the Bank, the local business climate and other general matters. For example, the Compensation Committee considers, among other factors, the level of responsibility of each officer; the expertise and skill level required to perform the position; satisfaction of prior period goals and objectives; length of service; the complexity of work that may be required in connection with strategic plans or special projects; and prior compensation history. General considerations include the Bank's earnings, capital and asset size; the results of government regulatory examinations; the Bank's regulatory ratings on safety and soundness as well as Community Reinvestment Act examinations; the ratio of salary and benefits expense to total assets; and performance and compensation programs of peer group banks.

     Employee benefit plans also represent an important component of any compensation package. The defined benefit pension plan, contributions to the 401(k) plan and health insurance benefits available to all employees, including executive officers, provide competitive benefits comparable to those available at other institutions.

     The Compensation Committee's decisions are discretionary and no mathematical or similar formula is utilized to determine any compensation package. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

     Chief Executive Officer Compensation. The Compensation Committee determines the salary of the Chief Executive Officer on a calendar year basis. Base salary paid to Mr. Kelsey for fiscal year 1998 was $134,266, and reflects a 3.6% increase over Mr. Kelsey's base salary for fiscal year 1997. In determining total compensation to be paid to the Chief Executive Officer, the Compensation Committee considered the factors discussed above and also considered a number of specific matters including the efforts to improve the Bank's interest rate spread through restructuring the Bank's loan and deposit programs. The Committee also considered the successful conversion of the Bank to the stock form and the additional effort required in serving as the President and Chief Executive Officer of a public company. The committee did not apply any mathematical or quantitative analysis in calculating the Chief Executive Officer's compensation.

     This report is included herein at the direction of the Compensation Committee members, directors, Herbert C. Mueller, Roy L. Lippincott, Stephen O. Hopkins, Gene J. Gengel and Thomas V. Guarino.

                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                  Potential  Realizable Value at
                                                                                                  Assumed Annual Rates of  Stock
                                                    Individual Grants                          Price Appreciation for Option Term(1)
                           ---------------------------------------------------------------------------------------------------------
                                                    Percent to Total
                                                    Options Granted
                           Options Granted          to Employees in            Exercise or
                                (#)(2)          Fiscal year   Base Price     Expiration Date       5%                   10%
                           ---------------      -----------   ----------     ---------------       --                   ---
Clifford E. Kelsey, Jr.        15,000              35.5%       $15.875          2/25/08          149,756              379,510

Richard C. Durland             12,000              27.6%       $15.875          2/25/08          119,804              303,608


     Upon the retirement of Mr. Kelsey and Mr. Durland effective December 31, 1998, all options granted to them under the Stock Option Plan and all restricted stock awarded to them under the ISAP will be forfeited except that Mr. Kelsey will retain, as do other non-employee directors, options for 11,241 shares and 4,496 shares of restricted stock.

Stockholder Return Performance Presentation

     Set forth below is a line graph comparing the cumulative total shareholder return on GSB Financial Corporation Common Stock with the cumulative total stockholder return of a broad market index including (i) the total return industry index for SNL All Thrift stocks and (ii) the total return for the total U.S. NASDAQ stock market commencing as of July 9, 1997, the date on which the Company's Common Stock commenced public trading. In accordance with the SEC guidelines, the stock price of the Company on July 9, 1997 which was used to establish the initial point in the following performance graph was $14.625, representing the closing price on that date. If the offering price of $10.00 was used, the cumulative stockholder return index would have been 85.40 at September 30, 1998. Total return assumes the reinvestment of cash dividends.


    [THE FOLLOWING TABLE WAS REPRESENTED BY A GRAPH IN THE PRINTED MATERIAL.]

---------------------------------------------------------------------------------------
                                GSB Financial Corporation
=======================================================================================

                                Total Return Performance

                                                    Period Ending
                              ---------------------------------------------------------
Index                         7/9/97    9/30/97   12/31/97  3/31/98   6/30/98   9/30/98
---------------------------------------------------------------------------------------
GSB Financial Corporation     100.00    111.97    123.51    118.80    116.24     85.40
NASDAQ - Total U.S.           100.00    113.46    106.40    124.47    128.06    115.98
SNL Thrift Index              100.00    116.14    128.71    138.00    132.78    104.12


----------

(1) Based upon the price on the date of grant and an annual appreciation at the rate stated (compounded annually) of such market price through the expiration date of such options. The 5% and 10% appreciation rates are set in Securities and Exchange Commission regulations and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Options were granted ten years prior to the expiration dates shown. On each of the first five anniversaries following the respective dates of grant, 20% of the options granted will vest and become exercisable.

Transactions with Directors and Officers

     Some of the directors and executive officers of the Company and the Bank, as well as their immediate family members or firms and companies with which they are associated, are and have been customers of the Bank. All of the Bank's transactions with such persons and entities were completed in the ordinary course of business, were on substantially the same terms as those prevailing at the time for comparable transactions with the general public and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition to such normal customer relationships, none of the directors or executive officers of the Company (or members of their immediate families) maintained, directly or indirectly, any significant business or personal relationship with the Company or the Bank during the 1998 fiscal year.

Retention Agreements

     The Bank has entered into employee retention agreements with three executive officers, Stephen W. Dederick, Rolland B. Peacock, III and Barbara A. Carr and one non-executive officer. The agreements establish such executive officers' respective duties and are intended to ensure that the Bank and the Company will be able to continue to benefit from their services. The retention agreements, which are guaranteed by the Company, generally provide for three-year assurance periods of employment after a change in control, with automatic one year extension periods on each anniversary of the commencement of the assurance period, unless otherwise terminated by either party. The agreements do not, however, guarantee any of the officer's continued employment with the Bank or the Company prior to a change in control.

     If the officer's employment terminates after a change in control under circumstances comparable to those which would give rise to change in control payments under the retention agreements, the officer would be entitled to severance payments based upon the salary and benefits paid to the terminated officer prior to the termination. However, in no event may the aggregate amount payable under such agreements exceed 299% of average annual compensation paid to such officer during the five preceding taxable years. Based on compensation and benefit costs for fiscal 1998, cash payments to be made in the event of a change in control of the Bank or the Company to the four officers, in the aggregate, pursuant to the terms of the retention agreements are estimated to be approximately $742,651. The actual amount that may be paid in the event of a change in control pursuant to the retention agreements can only be estimated at this time because the actual amount will be based on the compensation and benefit costs and other factors existing at the time of the change in control which cannot be determined at this time.

     Separate employment agreements between the Company and the Bank and former executive officers Clifford E. Kelsey, Jr., Richard C. Durland, Diane D. King and Jenny M. Ford terminate effective upon their retirement on December 31, 1998.

The Enhanced Voluntary Termination Program

     During the fiscal year 1998, the Bank offered an Enhanced Voluntary Termination Program (the " Program") to all of its employees who had at least five years of vested service under the Bank's existing pension plan. These employees were given the right to elect to terminate their employment effective between October 31, 1998 and the close of business on December 31, 1998. Mr. Kelsey, Mr. Durland, Ms. Ford and Ms. King all elected, in addition to seven other employees of the Bank, to terminate their employment with the Bank under the Program.

     The Program, which employees had to elect to participate in on or before September 30, 1998, provided a number of special benefits to participating employees including: (a) the right to receive a lump sum pension plan distribution equal to the present value of future installment payments they would have been entitled to receive under the pension plan, instead of receiving the installment payments, (b) two additional years of service and five additional years of age in calculating pension benefits (offered only to certain participants whose age plus years of service on December 31, 1998 equaled 75 or more), (c) a lump sum termination payment on December 31, 1998 (for officers of the Bank, the lump sum payment is equal to one week of salary for each year of service up to 26 years of service), and (d) post-retirement health insurance benefits and life insurance benefits (one times salary) up to the amount of the premium as of January 1, 1999, which will be paid by the Bank only for participants whose age plus years of service on December 31, 1998 equaled 75 or more.

Pension Plan

     The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Pension Plan") for eligible employees. The following table illustrates the annual benefit payable upon normal retirement at age 65 in the normal form of benefit under the Pension Plan at various levels of average annual compensation and years of service under the Pension Plan.


================================================================================
                               Pension Plan Table
--------------------------------------------------------------------------------
                                       Years of Credited Service
                      ----------------------------------------------------------
Remuneration              15                20             25             30
  $75,000             $22,500            $30,000       $37,500        $45,000
  100,000              30,000             40,000        50,000         60,000
  125,000              37,500             50,000        62,500         75,000
  150,000              45,000             60,000        75,000         90,000
  175,000              45,000             60,000        75,000         96,000
  200,000              45,000             60,000        75,000         96,000
  225,000              45,000             60,000        75,000         96,000
================================================================================

     All employees and officers with more than 1,000 hours of service per year who have attained age 21 and completed one year of service are eligible to participate in the Pension Plan. The Pension Plan provides a benefit for each participant. The annual benefit is equal to 2% of the participant's average annual compensation multiplied by the participant's number of years of service. A participant is entitled to a maximum of 30 years of service under the Pension Plan. For the plan year beginning October 1, 1998, the maximum permitted average annual compensation for determining pension benefits under the Bank's Pension Plan was $160,000 and the maximum annual pension benefit was $96,000.

     Average annual compensation is the average annual compensation for the three years prior to retirement. A participant is fully vested in his or her pension after five years of service. The Pension Plan is funded by the Bank on an actuarial basis, and all assets are held in trust by the Pension Plan trustee.

     At September 30, 1998 and at December 31, 1998, Mr. Kelsey had 33 years of credited service under the Pension Plan. Mr. Durland had 28 years of credited service at September 30, 1998 and at December 31, 1998. The years of credited service for both Msrs. Kelsey and Durland include two additional years of service given to eligible employees pursuant to the Program.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

     In December 1998, the Board of Directors approved a change of the Company's fiscal year so that the fiscal year will be the same as the calendar year. By changing the fiscal year to a calendar year , the Company will streamline its reporting process. The Company's Board of Directors appointed Nugent & Haeussler, P.C. as independent public accountants to audit the books of the Company for the fiscal year ended December 31 1999, subject to ratification by the stockholders at the Meeting. Nugent & Haeussler, P.C. has been employed regularly by the Company since it was formed in 1997 and the Bank for more than 26 years to examine their books and accounts and for other purposes.

     Representatives of Nugent & Haeussler, P.C. are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     THAT STOCKHOLDERS VOTE IN FAVOR OF THE
                   RATIFICATION OF THE APPOINTMENT OF AUDITORS

                                 OTHER BUSINESS

     The management has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, the proxies will vote on such matters in accordance with their judgment of the best interest of the Company.

                                     GENERAL

     The Company's Annual Report to its stockholders for the fiscal year ended September 30, 1998, including financial statements, is being concurrently furnished with this proxy solicitation material.

     All shares represented by valid proxies sent to the Company to be voted at the Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the stockholder executing such proxy. If no directions are given, such proxy will be voted "For" all the proposals set forth in this Proxy Statement.

     The cost of soliciting proxies relating to the Meeting will be borne by the Company. The Company has engaged Corporate Investor Communication, Inc., an independent proxy solicitor, to distribute and solicit the proxies at a fee of $2,000, plus reasonable out of pocket expenses. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means, without additional compensation. In addition, the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                               2000 ANNUAL MEETING

     The Company's Board of Directors will establish the date for the 2000 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 2000 meeting, the proposal must be received by the Company at its principal executive offices, One South Church Street, Goshen, New York, 10924, Attention: Barbara A. Carr, Secretary, not less than 120 days in advance of the date in 2000 which corresponds to the date in 1998 on which these proxy materials are released to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8.

THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1998 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO BARBARA A. CARR, SECRETARY, AT THE COMPANY'S ADDRESS HEREIN. THE FORM 10- K REPORT IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Goshen, New York,
December 28, 1998